UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  April 11, 2019

AVALANCHE INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-179028	38-3841757
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5940 S. Rainbow Blvd., Las Vegas, NV 89118

 (Address of principal executive offices) (Zip Code)

(888) 863-9490

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K (the “Amended Current Report”) amends the Current Report on Form 8-K of Avalanche International Corp. (the “Company”) originally filed with the Securities and Exchange Commission on April 12, 2019 (the “Prior Filing”). Its sole purpose is to amend the Prior Filing to correct the description of the 10% Senior Secured Convertible Promissory Note (“Convertible Note”) issued by the Company to its Investor on April 11, 2019. The Investor shall have the right to require the Company to first use up to 50% of the net proceeds of the Subsequent Financing (as defined in the Convertible Note) to redeem all or a portion of the Convertible Note. This Amended Current Report replaces Exhibit 4.1 of the Prior Filing with the final version of Exhibit 4.1, which reflects the foregoing correction.

Other than the foregoing, this Amended Current Report speaks as of the original date of the Prior Filing, does not reflect events that may have occurred subsequent to the date of the Prior Filing and does not modify or update in any way disclosures made in the Prior Filing

Item 9.01 Exhibits and Financial Statements.

(d)           Exhibits:

Exhibit No.	Description

4.1	Form of 10% Senior Secured Convertible Promissory Note**
4.2	Form of Warrant*
4.3	Form of Registration Rights Agreement*
10.1	Securities Purchase Agreement*
10.2	Form of Security Agreement*
10.3	Form of Guaranty*
10.4	Form of Lock-up Agreement*
10.5	Form of Intercreditor Agreement*

* Incorporated by reference to the Current Report on Form 8-K filed by the registrant on April 11, 2019.

** Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVALANCHE INTERNATIONAL CORP.

Date: April 12, 2019	By:	/s/ Philip E. Mansour
Philip E. Mansour
Chief Executive Officer